LivePerson Announces Fourth Quarter 2021 Financial Results

-- Reported full year 2021 revenue growth of 28% to $469.6 million, and Q4 revenue of $123.8 million grew 21% year-over-year --

– Recently signed an eight-figure healthcare deal to massively scale and transform the healthcare industry –

– Achieved Q4 automated messaging growth of 44% year-over-year across a strong customer base, paving the way to drive profitable growth –

NEW YORK, February 24, 2022 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” or the “Company”), a global leader in conversational AI, today announced financial results for the fourth quarter ended December 31, 2021.

Fourth Quarter Highlights

Total revenue was $123.8 million for the fourth quarter of 2021, an increase of 21% as compared to the same period last year. Within total revenue, business operations revenue for the fourth quarter of 2021 increased 21% year over year to $114.1 million, and revenue from consumer operations increased 21% year over year to $9.8 million.

LivePerson signed seven seven-figure deals and 107 deals in total in the fourth quarter, comprising 27 new and 80 existing customer contracts. Trailing-twelve-months average revenue per enterprise and mid-market customer increased 31% in the fourth quarter to another record high of $610,000, up from approximately $465,000 in the comparable prior-year period.

“LivePerson delivered a record 2021 with revenue up 28% year-over-year and reaching $469.6 million, with automated messaging volume on our Conversational Cloud increasing 44% year-over-year due to our strong customer engagement,” said founder and CEO Robert LoCascio. “We expect 2022 to mark the next leg of our strategy to drive profitable growth within our core, our new voice AI capabilities, and our expansion into the space of AI assisted healthcare.”

“While we are pleased with our performance in 2021, we see a more leveraged and scalable opportunity to accelerate profitable growth that focuses on platform innovations and strategic partners. With rapid expansion of new verticals and use-cases, longstanding, top-tier brands driving year-over-year usage growth, and the integration of new platform capabilities such as voice, we have a solid foundation to sustainably reach our long term goals for growth and profit,” added CFO John Collins.

Customer Expansion

During the fourth quarter, the Company signed contracts with the following new customers:
•A leading provider of loyalty marketing services
•One of the three largest water companies in the U.K.
•One of the ten largest healthcare companies in the world

•A top 15 credit card issuer in the U.S.
•A British telecommunications service provider

The Company also expanded business with:
•One of the largest cryptocurrency exchanges in the world
•A top financial services organization in the U.K.
•A leading online travel agency
•One of the top three leading retail corporations in the world
•A Fortune 500 paint manufacturer and retailer

Net Loss and Adjusted Operating (Loss) Income

Net loss for the fourth quarter of 2021 was $49.9 million or $0.70 per share, as compared to a net loss of $13.3 million or $0.20 per share in the fourth quarter of 2020. Adjusted operating loss, a non-GAAP financial metric, for the fourth quarter of 2021 was $11.4 million, as compared to an adjusted operating income of $12.6 million in the fourth quarter of 2020. Adjusted operating (loss) income excludes amortization of purchased intangibles, stock-based compensation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, interest income (expense), and other expense (income).

Adjusted EBITDA (Loss)

Adjusted EBITDA, a non-GAAP financial metric, for the fourth quarter of 2021 was $(4.4) million as compared to $18.2 million in the fourth quarter of 2020. Adjusted EBITDA excludes amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, provision for (benefit from) income taxes, interest income (expense), and other expense (income).

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $521.8 million at December 31, 2021, as compared to $654.2 million at December 31, 2020.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, provision for (benefit from) income taxes, interest income (expense), and other expense (income), which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

In light of the evolving macroeconomic environment, including shifts in consumer shopping behavior in our Gainshare business and government policy on COVID-19 testing, the Company is issuing a 2022 revenue guidance range of $544.8 million to $563.3 million, or 16.0% to 20.0% growth year-over-year. The revenue guidance range for the first quarter is $124.6 million to $126.8 million, or 15.5% to 17.5% growth year-over-year.
The Company is also issuing a 2022 adjusted EBITDA guidance range of $(20.0) million to $0.0 million, or a (3.7)% to 0.0% adjusted EBITDA margin, a non-GAAP financial metric. The Company is guiding for first quarter adjusted EBITDA in a range of $(26.1) million to $(21.8) million or a (20.9)% to (17.2)% adjusted EBITDA margin.
The Company’s detailed financial expectations are as follows:

First Quarter 2022

Guidance
Revenue (in millions)	$124.6 - $126.8
Revenue growth (year-over-year)	15.5% - 17.5%
Adjusted EBITDA (in millions)	$(26.1) - $(21.8)
Adjusted EBITDA margin (%)	(20.9)% - (17.2)%

Full Year 2022

Guidance
Revenue (in millions)	$544.8 - $563.3
Revenue growth (year-over-year)	16.0% - 20.0%
Adjusted EBITDA (in millions)	$(20.0) - $0.0
Adjusted EBITDA margin (%)	(3.7)% - 0.0%

The Company is guiding to non-GAAP gross margin of 67% to 70% for the full year 2022 and 65% to 66% for the first quarter of 2022.

Supplemental Fourth Quarter 2021 Presentation
LivePerson will post a presentation providing supplemental information for the fourth quarter 2021 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its fourth quarter 2021 financial results during a teleconference today, February 24, 2022. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13725247.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13725247.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson
LivePerson makes life easier for people and brands everywhere through trusted conversational AI. Our 18,000 customers, including leading brands like HSBC, Orange and GM Financial, use our conversational solutions to orchestrate humans and AI at scale and create a convenient, deeply personal relationship - a conversational relationship - with their millions of consumers. LivePerson was named to Fast Company’s World’s Most Innovative

Companies list for its leadership in artificial intelligence. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are “non-GAAP financial measures”: (i) adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; (ii) adjusted EBITDA margin, or earnings/(loss) before provision for (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs divided by revenue; (iii) adjusted operating (loss) income, or operating income (loss) excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs; and (iv) free cash flow, or net cash provided by operating activities less purchases of property and equipment, including capitalized software.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements
Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: major public health issues, and specifically the pandemic caused by the spread of COVID-19, and their effects on the U.S. and global markets; our ability to retain key personnel, attract new personnel and to manage staff attrition; strain on our personnel resources and infrastructure from supporting our existing and growing customer base; the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; the migration of existing customers to our new platform; our ability to attract new customers and new consumer users of our consumer services; our ability to develop and maintain successful relationships with social media and other third-party consumer messaging platforms and endpoints; the highly competitive markets in which we operate; general economic conditions; privacy concerns relating to the Internet that could result in new legislation or negative public perception; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; greater than anticipated income, non-income and transactional tax liabilities; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; our dependence on the continued viability of the Internet; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally, as we expand into new offerings including AI-assisted healthcare and/or as we expand into direct-to-consumer services; risks related to our operations in Israel and Ukraine, and the civil and political unrest and potential for armed conflict in those regions; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; our lengthy sales cycles; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$123,801	$102,125	$469,624	$366,620

Costs and expenses:
Cost of revenue	44,503	28,049	156,880	106,268
Sales and marketing	48,994	39,700	165,421	149,773
General and administrative	28,973	12,844	76,757	60,557
Product development	45,675	27,995	158,390	108,414
Restructuring costs	128	(212)	3,397	29,420
Amortization of purchased intangibles	808	419	2,045	1,639
Total costs and expenses	169,081	108,795	562,890	456,071

Loss from operations	(45,280)	(6,670)	(93,266)	(89,451)

Other expense, net:
Interest expense, net	(9,554)	(5,173)	(37,406)	(14,334)
Other income (expense), net	292	1,141	3,294	(1,343)
Total other expense, net	(9,262)	(4,032)	(34,112)	(15,677)

Loss before (benefit from) provision for income taxes	(54,542)	(10,702)	(127,378)	(105,128)

(Benefit from) provision for income taxes	(4,689)	2,553	(2,404)	2,466

Net loss	$(49,853)	$(13,255)	$(124,974)	$(107,594)

Net loss per share of common stock:
Basic	$(0.70)	$(0.20)	$(1.80)	$(1.63)
Diluted	$(0.70)	$(0.20)	$(1.80)	$(1.63)

Weighted-average shares used to compute net loss per share:
Basic	71,601,478	67,027,572	69,606,105	65,888,450
Diluted	71,601,478	67,027,572	69,606,105	65,888,450

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Year Ended
	December 31,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(124,974)	$(107,594)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	69,656	65,946
Depreciation	27,423	22,826
Loss on disposal	—	5,147
Amortization of purchased intangibles	5,609	2,780
Amortization of finance leases	3,718	772
Amortization of debt issuance costs	2,499	1,340
Accretion of debt discount on convertible senior notes	33,309	11,564
Changes in fair value of contingent consideration	—	(263)
Allowance for credit losses	4,879	3,211
Gain on settlement of leases	(3,483)	—
Deferred income taxes	(6,239)	579
Changes in operating assets and liabilities:
Accounts receivable	(17,309)	6,371
Prepaid expenses and other current assets	(3,178)	23
Contract acquisition costs noncurrent	(1,876)	(6,463)
Other assets	547	(37)
Accounts payable	801	(733)
Accrued expenses and other current liabilities	8,626	22,931
Deferred revenue	7,774	(3,118)
Operating lease liabilities	(4,590)	8,276
Other liabilities	55	47
Net cash provided by operating activities	3,247	33,605

INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(45,703)	(41,641)
Payments for acquisition, net of cash acquired	(70,759)	—
Repayment of debt acquired in acquisition	(21,177)	—
Purchases of intangible assets	(2,610)	(1,835)
Net cash used in investing activities	(140,249)	(43,476)

FINANCING ACTIVITIES:
Principal payments for financing leases	(3,554)	(1,154)
Repurchase of common stock	(709)	—
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	16,110	25,355
Payments on conversion of convertible senior notes	(4)	517,500
Payment of issuance costs in connection with convertible senior notes	—	(11,800)
Purchase of capped call option	—	(46,058)
Net cash provided by financing activities	11,843	483,843
Effect of foreign exchange rate changes on cash and cash equivalents	(5,461)	3,657
Net (decrease) increase in cash, cash equivalents, and restricted cash	(130,620)	477,629
Cash, cash equivalents, and restricted cash - beginning of year	654,152	176,523
Cash, cash equivalents, and restricted cash - end of year	$523,532	$654,152

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(49,853)	$(13,255)	$(124,974)	$(107,594)
Add/(less):
Amortization of purchased intangibles and finance leases	4,388	1,479	9,327	3,552
Stock-based compensation	21,689	19,775	69,656	65,946
Contingent earn-out adjustments	—	—	132	263
Restructuring costs (1)	128	(215)	3,397	29,420
Depreciation	6,952	5,603	27,423	22,826
Other litigation and consulting costs (2)	1,881	(1,733)	6,665	5,375
(Benefit from) provision for income taxes	(4,689)	2,553	(2,404)	2,466
Acquisition costs	5,808	—	5,808	—
Interest expense, net	9,554	5,173	37,406	14,334
Other (income) expense, net (3)	(292)	(1,141)	(3,294)	1,343
Adjusted EBITDA (loss)	$(4,434)	$18,239	$29,142	$37,931

Reconciliation of Adjusted Operating (Loss) Income:
Loss before provision for income taxes:	$(54,542)	$(10,702)	$(127,378)	$(105,128)
Add/(less):
Amortization of purchased intangibles and finance leases	4,388	1,479	9,327	3,552
Stock-based compensation	21,689	19,775	69,656	65,946
Restructuring costs (1)	128	(215)	3,397	29,420
Other litigation and consulting costs (2)	1,881	(1,733)	6,665	5,375
Contingent earn-out adjustments	—	—	132	263
Acquisition costs	5,808	—	5,808	—
Interest expense, net	9,554	5,173	37,406	14,334
Other (income) expense, net (3)	(292)	(1,141)	(3,294)	1,343
Adjusted operating (loss) income	$(11,386)	$12,636	$1,719	$15,105
——————————————
(1)Includes lease restructuring costs of $0.1 million for the three months ended December 31, 2021. Includes severance costs and other compensation related costs of $2.7 million and lease restructuring costs of $0.7 million for the year ended December 31, 2021. Includes benefit from severance costs and other compensation related costs of $0.2 million for the three months ended December 31, 2020. Includes lease restructuring costs of $24.3 million and severance costs and other compensation related costs of $5.1 million for the year ended December 31, 2020.
(2)Includes consulting costs of $1.1 million and litigation costs of $0.9 million for the three months ended December 31, 2021. Includes litigation costs of $4.1 million, employee benefit costs of $0.5 million, consulting costs of $2.4 million, and a reversal of reserve for sales and use tax liability of $0.3 million for the year ended December 31, 2021. Includes benefit from litigation costs of $1.7 million for the three months ended December 31, 2020. Includes litigation costs of $5.4 million for the year ended December 31, 2020.
(3)Includes $3.5 million of other income related to the settlement of leases for the twelve months ended December 31, 2021, respectively. The remaining amount of other expense (income) is attributable to currency rate fluctuations.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - continued
(In Thousands)
Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Calculation of Free Cash Flow:
Net cash provided by operating activities	$(32,395)	$21,299	$3,247	$33,605
Purchases of property and equipment, including capitalized software	(11,882)	(18,030)	(45,703)	(41,641)
Total free cash flow	$(44,277)	$3,269	$(42,456)	$(8,036)

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$521,846	$654,152
Accounts receivable, net	93,804	80,423
Prepaid expenses and other current assets	20,626	14,236
Total current assets	636,276	748,811

Operating lease right of use asset	1,977	614
Property and equipment, net	124,726	106,055
Contract acquisition cost	40,675	41,021
Intangibles, net	85,554	10,927
Goodwill	291,215	95,192
Deferred tax assets	5,034	2,032
Other assets	1,199	1,780
Total assets	$1,186,656	$1,006,432

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,942	$14,115
Accrued expenses and other current liabilities	104,297	99,870
Deferred revenue	98,808	88,848
Operating lease liability	3,380	5,718
Total current liabilities	223,427	208,551

Deferred revenue, net of current portion	54	409
Convertible senior notes, net	574,238	538,432
Operating lease liability, net of current portion	2,733	7,180
Deferred tax liability	2,049	1,622
Other liabilities	34,718	6,304
Total liabilities	837,219	762,498

Commitments and contingencies
Total stockholders’ equity	349,437	243,934
Total liabilities and stockholders’ equity	$1,186,656	$1,006,432

Investor Relations contact
Richard Gu
ir-lp@liveperson.com
212-609-4214